UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	June 9, 2011

GE Capital Credit Card Master Note Trust RFS Holding, L.L.C. GE Money Bank
(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945, 333-169151, 333-107495-02, 333-130030-01, 333-144945-01, 333-169151-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

901 Main Avenue
Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into Material Definitive Agreements.

RFS Holding, L.L.C. entered into an Underwriting Agreement, dated June 9, 2011 (“Underwriting Agreement”), among RFS Holding, L.L.C., RFS Holding, Inc., Credit Suisse Securities (USA) LLC and Barclays Capital Inc. relating to the Series 2011-2, Class A Asset Backed Notes (the “Series 2011-2 Class A Notes”) by GE Capital Credit Card Master Note Trust described in the Prospectus dated June 7, 2011 and the Prospectus Supplement dated June 9, 2011.

The Registrant is also filing a Form of the Series 2011-2 Indenture Supplement  (“Form of  Series 2011-2 Supplement”) between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee.

Item 8.01             Other Events.

The Registrant is filing Exhibits 5.1 and 8.1 in connection with the issuance of the Series 2011-2 Notes.

Item 9.01.            Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement
4.1	Form of Series 2011-2 Indenture Supplement
5.1	Opinion of Mayer Brown LLP with respect to legality
8.1	Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2011	RFS Holding, L.L.C., as depositor

	By:	/s/ David Schulz
Name: David Schulz
Title: Vice President